Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with this Annual Report of HIV-VAC, Inc. (the "Company") on Form 10-QSB/A for the year ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ramon Richard, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. Such Annaul Report on Form 10-KSB for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in such Annual Report on Form 10-KSB for the period ending September 30 2003, fairly presents, in all material respects, the financial condition and results of operations of GRUPO INTERNATIONAL INC.

Dated: July  , 2011

GRUPO INTERNATIONAL INC.

By: /s/ Ramon Richard
---------------------
Ramon Richard
Chief Executive Officer